Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 23, 2022, with respect to the consolidated financial statements and financial statement schedule III of Realty Income Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG, LLP
San Diego, California
August 18, 2022